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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Nutraceutical International Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nutraceutical International Corporation

1400 Kearns Boulevard, 2nd Floor
Park City, Utah 84060

December 30, 2004

To our Stockholders:

        You are cordially invited to the 2005 Annual Meeting of Stockholders for Nutraceutical International Corporation.

Date:	Monday, February 14, 2005
Time:	10:00 a.m.
Place:	The Grand Summit Resort 4000 The Canyons Resort Drive Park City, Utah 84098 Phone: (435) 649-5400

        At the Annual Meeting, you will have the opportunity to act on the following matters:

  •
  Election of two Class I Directors, each for a term of three years;

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as Nutraceutical's independent auditors for the fiscal year ending September 30, 2005;

  •
  Approval of the Nutraceutical International Corporation 2005 Long-Term Equity Incentive Plan; and

  •
  Any other business that may properly come before the meeting or any adjournment of the meeting.

        In addition to the formal items of business, Nutraceutical will review the major developments and accomplishments of fiscal 2004 and answer appropriate questions that you may have about Nutraceutical and its activities.

        This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on December 27, 2004, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

        It is important that your shares be represented at the Annual Meeting. Please sign, date and return the enclosed proxy card in the enclosed envelope, even if you plan to attend the Annual Meeting. If you do attend the Annual Meeting, you may personally vote, which will revoke your signed proxy. You may also revoke your proxy at any time before the Annual Meeting by following the instructions in the Proxy Statement.

        Thank you for your ongoing support and continued interest in Nutraceutical. We look forward to seeing you at the Annual Meeting.

Sincerely,
Frank W. Gay II Chairman of the Board and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT FOR THE NUTRACEUTICAL INTERNATIONAL CORPORATION 2005 ANNUAL MEETING OF STOCKHOLDERS
Information About the Annual Meeting and Voting
Proposals
The Board of Directors
Principal Stockholders
Management Compensation
Compensation Committee Report on Executive Compensation
Audit Committee Report
Performance Graph
Submission Of Stockholders' Proposals and Additional Information

i

WHERE CAN I GET MORE INFORMATION?

        Nutraceutical files annual, quarterly and special reports, proxy statements and other information (including press releases on Form 8-K) with the SEC. Nutraceutical's SEC filings are available to the public over the Internet at the SEC's web site (http:/ /www.sec.gov). You may also read and copy any document Nutraceutical files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document Nutraceutical files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

        Enclosed with this Proxy Statement is a copy of Nutraceutical's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, along with the accompanying financial statements and schedules. The Annual Report is not to be regarded as proxy soliciting material. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

        Our SEC filings are only one of the ways that we try to reach our stockholders. Please remember that there are other sources of information available to you throughout the year, including:

  •
  our investor information line at 1-435-655-6106; and

  •
  various financial web sites, which provide copies of or links to our SEC filings and press releases, all of which may also be obtained from Investor Relations at Nutraceutical.

PROXY STATEMENT FOR THE
NUTRACEUTICAL INTERNATIONAL CORPORATION
2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROXY STATEMENT

        You were sent this Proxy Statement and the enclosed proxy card because Nutraceutical's Board of Directors is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign, date and return the enclosed proxy card to register your vote.

        This Proxy Statement, the enclosed proxy card and Nutraceutical's Annual Report on Form 10-K have been or will be sent on or about January 5, 2005 to all stockholders who owned Nutraceutical common stock at the close of business on December 27, 2004, the record date, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Nutraceutical's stockholders will be open for examination at Nutraceutical's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 11,504,205 shares of Nutraceutical common stock issued, outstanding and entitled to vote.

NUMBER OF VOTES

        Each share of Nutraceutical common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Nutraceutical common stock that you own.

QUORUM REQUIREMENT

        At the Annual Meeting, the inspector of election will determine whether a quorum is present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the issued and outstanding shares of common stock on the record date and entitled to vote must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

VOTING BY PROXY

        Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person. The last vote that you submit chronologically prior to or at the Annual Meeting will supersede your prior vote(s).

        If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

  •
  "FOR" the election of two Class I Directors;

  •
  "FOR" ratifying the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as Nutraceutical's independent auditors for the fiscal year ending September 30, 2005; and

  •
  "FOR" approval of the Nutraceutical International Corporation 2005 Long-Term Equity Incentive Plan.

        Presently, Nutraceutical knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement. Under Nutraceutical's bylaws, the deadline for stockholders to notify Nutraceutical of any proposals or director nominations to be presented for action at the Annual Meeting has passed.

REVOKING YOUR PROXY

        If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

  •
  You may send in another proxy with a later date;

  •
  You may notify Nutraceutical of your proxy revocation in writing, before the Annual Meeting; or

  •
  You may attend the Annual Meeting, advise the Inspector of Election of your revocation, and then vote in person.

        Written submissions of another proxy with a later date or of a proxy revocation should be delivered to the Nutraceutical Legal Department at 1400 Kearns Blvd., 2nd Floor, Park City, UT 84060, at least one business day prior to the Annual Meeting, or they may be delivered to the Inspector of Election at the Annual Meeting.

VOTING IN PERSON

        If you plan to attend the Annual Meeting and vote in person, you may deliver your completed proxy card or you can obtain a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on December 27, 2004, the record date for voting. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

APPROVING THE PROPOSALS

PROPOSAL I:	ELECTING TWO CLASS I DIRECTORS

        At the Annual Meeting, the two nominees for director receiving the greatest number of votes cast in person or by proxy, whether or not a majority of the total votes cast, will be elected. If you are present and do not vote, or if you send in your proxy card marked "withhold authority," your vote will have no impact on the election of those directors as to whom you have withheld votes.

PROPOSAL II:	RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS NUTRACEUTICAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005

        The ratification of the appointment of independent auditors requires the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting, cast either in person or by proxy. If you attend the Annual Meeting but do not vote, or if you send in your proxy card marked "abstain," your abstention will have no impact on the appointment of independent auditors.

PROPOSAL III:	APPROVING THE NUTRACEUTICAL INTERNATIONAL CORPORATION 2005 LONG-TERM EQUITY INCENTIVE PLAN

        In order to be approved, all other matters to be voted on, including approving the Nutraceutical International Corporation 2005 Long-Term Equity Incentive Plan (the "2005 Plan"), require the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting, cast either in person or by proxy. If you attend the Annual Meeting but do not vote, or if you send in your proxy card marked "abstain," your abstention will have no impact on the approval of the 2005 Plan.

EFFECT OF BROKER NON-VOTES

        Under the rules of The Nasdaq Stock Market ("Nasdaq"), where Nutraceutical's common stock is listed for trading, if your broker holds your shares in its name, the broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on any of the proposals, such "broker non-votes" will not be counted for purposes of determining whether the proposal has received enough affirmative votes to be approved.

COST OF SOLICITING PROXIES

        Nutraceutical will bear all of the costs of soliciting these proxies on behalf of the Board of Directors. In addition to mailing proxy solicitation material, Nutraceutical's directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Nutraceutical will not compensate these directors, officers and employees additionally for this solicitation, but Nutraceutical may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Nutraceutical reserves the right to retain other outside agencies for the purpose of soliciting proxies. Nutraceutical will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and, as required by law, Nutraceutical will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

PROPOSALS

        Nutraceutical's Board of Directors (referred to collectively as "Board" or "Directors" and each individually as a "Director") is soliciting your vote with respect to each of the following proposals. Nutraceutical does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representative's best judgment. The Board recommends that you vote "FOR" each of the following proposals:

PROPOSAL I:	ELECTING TWO CLASS I DIRECTORS

        The independent members of the Board, excluding Messr. Esplin, have nominated Jeffrey A. Hinrichs and J. Kimo Esplin as Class I Directors to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Messrs. Hinrichs and Esplin will hold office until the 2008 Annual Meeting or until their earlier death, resignation or removal.

        Nutraceutical knows of no reason why either of these nominees may be unable to serve as a Director. If a nominee is unable to serve, your proxy representative may vote for another nominee proposed by the Board. If any Director resigns, dies or is otherwise unable to serve out a complete term, or the Board increases the number of Directors, the Board may fill the vacancy by following the procedures outlined in the section of this proxy statement entitled "Director Nomination Process."

PROPOSAL II:	RATIFYING THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS NUTRACEUTICAL'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2005

        The Audit Committee has selected PricewaterhouseCoopers as the independent auditors for Nutraceutical, and the Board is asking stockholders to ratify that selection. If this appointment is ratified, PricewaterhouseCoopers will audit the books and accounts of Nutraceutical for the year ending

September 30, 2005. PricewaterhouseCoopers audited the financial statements of Nutraceutical for the year ended September 30, 2004. Nutraceutical expects representatives of PricewaterhouseCoopers to attend the Annual Meeting, where they will have the opportunity to make a statement if they wish, and where they will be available to answer any relevant questions that you may have.

        Although current laws, rules and regulations, as well as the written charter of the Audit Committee, require Nutraceutical's independent auditors to be engaged, retained and supervised by the Audit Committee, the Board considers the selection of independent auditors to be an important matter of stockholder concern and considers a proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance.

        If the appointment of PricewaterhouseCoopers as independent auditors for fiscal 2005 is not ratified by stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other accountants for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current fiscal year, the appointment for fiscal 2005 will stand unless the Audit Committee finds other good reason for making the change.

PROPOSAL III:	APPROVING THE NUTRACEUTICAL INTERNATIONAL CORPORATION 2005 LONG-TERM EQUITY INCENTIVE PLAN

        In December 2004, the Board adopted the 2005 Plan subject to approval of Nutraceutical's stockholders. At the Annual Meeting, Nutraceutical's stockholders are being asked to approve the 2005 Plan and the reservation of a total of 700,000 shares of our common stock for issuance thereunder for the purpose of qualifying such shares for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the purpose of approving the terms of the 2005 Plan for purposes of Section 162(m) of the Code. The 2005 Plan will become effective upon approval of the stockholders. Nutraceutical firmly believes that an equity compensation program is a necessary and powerful employee incentive and retention tool that benefits all of Nutraceutical's stockholders.

        If the 2005 Plan is approved, no new awards will be granted under the 1995 Stock Option Plan, the 1998 Stock Incentive Plan or the 1998 Non-Employee Director Stock Option Plan and the 2005 Plan will become the sole plan for providing additional stock-based incentive compensation to eligible participants. As of December 30, 2005, a total of approximately 238,908 shares of common stock are available for new option grants under the terms of these prior plans. If the 2005 Plan is approved by Nutraceutical's stockholders, any shares then available for issuance of new option grants under prior plans will no longer be available.

        The approval of the 2005 Plan requires the affirmative vote of a majority of the votes present or represented at the Annual Meeting.

THE BOARD OF DIRECTORS

        The Board oversees the business and other affairs of Nutraceutical and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in the day-to-day operations of Nutraceutical. Board members keep themselves informed through discussions and interaction with the chairman of the Board, executive officers and other Nutraceutical employees, as well as Nutraceutical's and the Board's principal outside advisors (such as legal counsel, independent auditors, and other consultants). Board members regularly review, analyze and discuss financial, legal, regulatory and similar information about Nutraceutical and its business. Board members also stay informed through participation in Board meetings, committee meetings and in executive sessions that include only independent members of the Board and such advisors or consultants as independent Board members deem appropriate.

        As of September 30, 2004, seven individuals were serving on the Board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each Director serving a term of three years, or until a successor is elected. Accordingly, the Board is nominating two Class I Directors to stand for election at the Annual Meeting, Messrs. Hinrichs and Esplin, as set forth below.

        The Board held five meetings during fiscal 2004 and did not act by unanimous written consent during this period. The independent Directors meet in executive sessions, without any member of management being present, prior to or immediately following regularly scheduled meetings of the Board and at such other times as they deem appropriate. Incumbent Board members, with the exception of Messr. Young, participated in 75 percent or more of the aggregate of (i) the total number of Board meetings held during their periods of service and (ii) the total number of meetings held by Board committees on which they served during their periods of service.

        Nutraceutical's policy is to invite each Director to attend the Annual Meeting. All of Nutraceutical's Directors attended last year's Annual Meeting, with the exception of Messr. Young.

CLASS I DIRECTORS

  NOMINATED FOR ELECTION

        Jeffrey A. Hinrichs, age 47, has served as a Director, executive vice president and chief operating officer of Nutraceutical since 1994. Before he joined Nutraceutical, Mr. Hinrichs served as president of Solaray from 1993 to 1994. Prior to his tenure as president, Mr. Hinrichs served as chief financial officer as well as in other management positions with Solaray from 1984 to 1993. Mr. Hinrichs received a bachelor of science degree from Weber State University.

        J. Kimo Esplin, age 42, has served as a Director since 2004 and is executive vice president and chief financial officer of the Huntsman Group of companies including Huntsman LLC, Huntsman International LLC and Huntsman Advanced Materials LLC. Mr. Esplin has served in this position since 1997. Previously, Mr. Esplin served as the treasurer of the Huntsman Companies. Prior to joining Huntsman in 1994, Mr. Esplin was vice president in the Investment Banking Division of Bankers Trust Company, where he worked for seven years. Mr. Esplin received a master's degree in business management from Northwestern University and a bachelor of science degree in accounting from Brigham Young University ("BYU").

CLASS II DIRECTORS

  TERM EXPIRING AT THE 2006 ANNUAL MEETING

        Michael D. Burke, age 60, has served as a Director since 2000 and is president of MDB Capital Ventures, a venture capital and leadership development consulting firm. He was formerly director, president and chief executive officer of EOTT Energy Corp., a $12 billion New York Stock Exchange corporation and the largest marketer and transporter of crude oil in North America. Prior to joining EOTT Energy Corp., Mr. Burke served as director, president and chief executive officer of Tesoro Petroleum Corporation from 1992 to 1995. From 1980 to 1992, Mr. Burke held a number of senior executive positions with Texas Eastern Corp., including group vice president-products and president/chief executive officer of TEPPCO Partners, L.P. Mr. Burke currently serves as chairman of the board of Fiber Dynamics, Inc. Mr. Burke received a master's degree in business administration from the University of Texas and a bachelor of science degree in chemical engineering from Texas A&M University.

        James D. Stice, Ph.D., age 45, has served as a Director since 2000 and is the Distinguished Teaching Professor of Accounting in the School of Accountancy at BYU. Professor Stice has been at BYU since 1988. He has co-authored three accounting textbooks and published numerous professional and academic articles. Currently, Professor Stice is director of BYU's MBA Program. In addition, Professor Stice has been involved in executive education for Ernst & Young, BankAmerica Corporation, International Business Machines Corporation, and AngloGold Limited. Professor Stice received a Ph.D. from the University of Washington as well as master's and bachelor's degrees from BYU, all in accounting.

CLASS III DIRECTORS

  TERM EXPIRING AT THE 2007 ANNUAL MEETING

        Frank W. Gay II, age 59, has served as the chairman of the Board since its inception and as chief executive officer since 1994. Mr. Gay received a master's degree in business administration from Harvard Business School and a bachelor of science degree from BYU.

        J. Steven Young, age 43, has served as a Director since 1998. Mr. Young was a professional athlete who played quarterback for the San Francisco 49'ers. He founded the Forever Young Foundation, the Sport, Education and Values Foundation and is the broadcast host for the Children's Miracle Network. Mr. Young currently serves as a board member for CRS Retail Systems and Foundry Networks. He is also a corporate spokesperson for several high profile companies, including Toyota, Icon Health and Fitness and Sun MicroSystems. Mr. Young is also a partner in Sorenson Capital, a regional private equity firm. Mr. Young received juris doctorate and bachelor of art degrees from BYU.

        Gregory M. Benson, age 50, has served as a Director since 2000 and was formerly a senior member of the London-based Bain Capital ("Bain") team starting up Bain's European private equity business. Mr. Benson joined Bain in 1996 and has worked with a number of Bain's portfolio companies in various capacities. Prior to joining Bain, he served for four years as the Chief Financial Officer of a Bain-led buyout, American Pad and Paper Company, and headed the Company's acquisition program prior to its public offering. Mr. Benson began his business career with General Electric where he served for sixteen years in senior management positions with a wide variety of responsibilities, including those involving business startups and finance. Mr. Benson concluded his service with General Electric as Head of Merchant Banking for GE Financial Services. Mr. Benson received a bachelor of science degree in business administration from the University of Minnesota.

COMMITTEES OF THE BOARD

        The Board has two standing committees: the Compensation Committee and the Audit Committee.

        Compensation Committee.    The Compensation Committee includes two Board Members who make decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and certain key Nutraceutical employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. The Compensation Committee is currently comprised of Messrs. Benson and Young. The Compensation Committee is comprised entirely of independent Directors. The Compensation Committee met one time during fiscal 2004.

        Audit Committee.    The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of Nutraceutical, as well as undertaking other duties as directed by the Board. The Audit Committee also selects, engages, compensates and oversees Nutraceutical's independent auditors and pre-approves all services to be performed by them. The Audit Committee's primary duties include reviewing the scope and adequacy of Nutraceutical's internal accounting and financial controls; reviewing the independence of the auditors; approving the scope of their annual audit activities; approving the audit fee; approving any non-audit related services; reviewing the audit results; reviewing the objectivity, effectiveness and resources of the internal audit function; appraising Nutraceutical's financial reporting activities and the accounting standards and principles followed; and reviewing and approving ethics and compliance policies.

        PricewaterhouseCoopers currently serves as Nutraceutical's independent auditors. The Board has adopted a written charter for the Audit Committee. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice, with Messr. Burke acting as Chairman of the Audit Committee. Nutraceutical believes that Messrs. Burke, Esplin, and Stice each satisfy the independence standards applicable to audit committee members established under applicable law and Nasdaq listing requirements. The Board has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. The Board has designated Messr. Stice as the Audit Committee financial expert, within the meaning of the current rules of the Securities and Exchange Commission. The Audit Committee met five times during fiscal 2004. The Audit Committee's written charter is attached as Appendix A and is posted on Nutraceutical's web site at www.nutraceutical.com under the link "Investor Relations".

DIRECTOR NOMINATION PROCESS

        The Board has adopted a resolution that requires that vacancies on the Board and recommendations of candidates for election as directors occur by ensuring that the selection or recommendation for nomination is either: (a) approved by a majority of the independent directors on the Board, or (b) undertaken by a Nominating Committee comprised solely of independent directors (unless the Nominating Committee is comprised of at least three members, in which case one member need not be independent as long as the appointment and process followed complies with the Nasdaq Marketplace Rule 4350(c)(4)(C)). The nomination of Messrs. Hinrichs and Esplin for reelection to the Board was approved by all of the independent directors, with Messr. Esplin abstaining.

        In considering whether to nominate directors who are eligible to stand for re-election, the independent members of the Board give due consideration to all relevant factors, including historical attendance at and participation in Board and committee meetings, compliance with the Board's and Nutraceutical's policies, the possession of necessary or desirable qualities and capabilities, and input from other Directors concerning the performance and independence of the director. Nutraceutical believes that Messrs. Hinrichs and Esplin meet these requirements.

        To be recommended for election to the Board, a nominee must meet such expectations and qualifications for directors as are established from time to time by the Board; be in compliance with and agree to comply with all policies of the Board and Nutraceutical applicable to service as a director; not have conflicts or commitments that would impair the candidate's ability to attend scheduled Board or committee meetings or annual stockholders meetings; and not hold positions that would result in a violation of legal requirements, such as anti-trust prohibitions on interlocking relationships between competitors.

        Nutraceutical seeks individuals to serve on the Board on the basis of integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, and likelihood that he/she will be available to serve on the Board for a reasonable period. Due consideration is given to the Board's overall balance of perspectives, backgrounds and experiences, as well as the ability of a candidate to meet independence standards of Nasdaq. Furthermore, at least one director on the Board should meet the qualifications required of an Audit Committee Financial Expert and at least three directors must meet the requirements for Audit Committee membership, as required by Nasdaq and the SEC.

        Candidates recommended by Nutraceutical stockholders will be considered in the same manner as other candidates, but any such recommendation must comply with Nutraceutical's bylaws, including specifically the requirements of Section 5 of the bylaws. If a stockholder recommendation meets the foregoing requirements and the independent members of the Board decide that a stockholder-

recommended candidate is suitable for Board membership, then the Board will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next Board vacancy or in connection with the next annual meeting of stockholders.

        Nutraceutical does not have any current contractual arrangement with any third-party to pay any fees in connection with identifying or evaluating any nominees for election as directors, but may retain such third-parties from time to time.

DIRECTOR COMPENSATION

        Nutraceutical reimburses all directors for reasonable expenses incurred in attending Board meetings. Directors who are employees of Nutraceutical do not receive a salary or retainer for their services. Nutraceutical pays non-employee directors a quarterly cash retainer of $5,000, and each non-employee director was granted options to purchase 10,000 shares of common stock under Nutraceutical's 1998 Non-Employee Director Stock Option Plan. Directors do not currently receive any additional compensation for participation in standing committees.

INDEPENDENCE OF BOARD MEMBERS

        The Board of Directors reviews the independence of its members on a periodic basis based on criteria for independence established by Nasdaq (where Nutraceutical's common stock is listed for trading) and other applicable laws and regulations. In its periodic review of Director independence, the Board considers relevant business relationships any Director may have with Nutraceutical. As a result of its periodic review, the Board has determined that all of the Directors are independent, with the exception of Messrs. Gay II and Hinrichs, who are both executive officers of Nutraceutical. The Board will continue to monitor the standards for director independence established under applicable laws or regulations as well as Nasdaq listing requirements and will ensure that its criteria continues to be consistent with those standards.

COMMUNICATING WITH DIRECTORS

        Nutraceutical stockholders may send correspondence to the Board as a whole, the independent Directors as a group, any Board committee, the Chairman of the Audit Committee or any individual Director. Any stockholder who wishes to send such correspondence should mail it to: Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060, c/o Legal Department, indicating in writing whether it is correspondence to particular member(s) of the Board or the Board in its entirety. All mail received will be opened and screened for security purposes. The mail will then be forwarded to the particular Director(s) in question or to the Board in its entirety, as requested in the stockholder's correspondence in question. Trivial items will be delivered to the Director(s) at the next scheduled Board meeting. Obscene items will not be forwarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Director relationship with wholly-owned subsidiary.    Nutraceutical has established and provided initial funding for a wholly-owned captive insurance subsidiary, American Nutritional Casualty Insurance, Inc., in Hawaii. This entity is providing coverage for certain of Nutraceutical's product liability risks. Messr. Benson serves on the board of directors of this subsidiary and is paid an annual cash retainer of $5,000 for his service in connection therewith.

        Indemnification of Directors and Officers.    Nutraceutical has agreed to provide indemnification for its Board members and executive officers beyond the indemnification provided for in Nutraceutical's certificate of incorporation and bylaws.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934 requires Nutraceutical's directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Nutraceutical common stock and to provide Nutraceutical with copies of the reports. Based on Nutraceutical's review of these reports and of certifications furnished to it, Nutraceutical believes that all of these reporting persons complied with the filing requirements for fiscal 2004.

PRINCIPAL STOCKHOLDERS

        The table below sets forth certain information regarding the beneficial ownership of common stock of Nutraceutical as of December 27, 2004 by (i) each person or entity known to Nutraceutical who beneficially owns five percent or more of the outstanding common stock, (ii) named executive officers and directors (iii) all executive officers and directors of Nutraceutical as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

	SHARES OF COMMON STOCK(a)
NAME	NUMBER OF SHARES(b)	PERCENT OF CLASS
Five Percent Stockholders:
Royce & Associates, LLC(c)	1,327,914	11.5
FMR Corp.(d)	1,131,800	9.8
Officers and Directors:
Frank W. Gay II	894,899	7.7
Jeffrey A. Hinrichs	289,428	2.5
Gary M. Hume	94,635	*
Leslie M. Brown, Jr.	77,468	*
Stanley E. Soper	48,742	*
Bruce R. Hough	27,006	*
Michael D. Burke	15,000	*
J. Steven Young	10,000	*
Gregory M. Benson	3,342	*
J. Kimo Esplin	3,342	*
James D. Stice	—	*
All executive officers and directors as a group (twelve persons)	1,475,594	12.4

*
Percent of class represents less than 1% of the total.

(a)
Calculation of percentage of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days following December 27, 2004 only by the respective named stockholder.

(b)
Includes 152,000, 75,666, 43,333, 63,333, 40,000, 20,000, 10,000, 10,000, 3,342, 3,342 and 429,349 shares of Common Stock that may be purchased within 60 days of the date of the table upon the exercise of stock options by Messrs. Gay II, Hinrichs, Hume, Brown, Soper, Hough, Burke, Young, Benson and Esplin and all executive officers and directors as a group (twelve persons), respectively.

(c)
Based upon a Schedule 13G filed with the Securities and Exchange Commission on August 4, 2004. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(d)
Based upon a Schedule 13G filed with the Securities and Exchange Commission on April 12, 2004. Includes 828,200 shares beneficially owned by Fidelity Management & Research Company and Edward C. Johnson 3d and 303,600 shares beneficially owned by Fidelity Management Trust Company and Edward C. Johnson 3d. The address of FMR Corp., Fidelity Management & Research Company, Fidelity Management Trust Company and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

MANAGEMENT COMPENSATION

GENERAL

        Executive officers of Nutraceutical are elected by and serve at the discretion of the Board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended September 30, 2004 for the chief executive officer and each of the five other most highly compensated executive officers of Nutraceutical as of the end of fiscal 2004.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION
Name and Principal Position	Fiscal Year	Salary (a)	Bonus	Other Annual Compensation(b)	Securities Underlying Options
Frank W. Gay II Chief Executive Officer	2004 2003 2002	$351,153 332,115 316,912	$284,000 261,300 240,000	$8,200 8,000 8,000	60,000 0 100,000
Bruce R. Hough President	2004 2003 2002	178,000 176,654 170,231	40,584 40,584 51,300	7,120 7,006 6,539	0 0 10,000
Jeffrey A. Hinrichs Executive Vice President and Chief Operating Officer	2004 2003 2002	237,461 229,866 223,615	108,745 94,248 81,000	8,246 8,185 7,077	20,000 0 30,000
Gary M. Hume Executive Vice President	2004 2003 2002	224,038 218,846 212,923	59,400 58,960 55,640	8,153 8,185 7,334	10,000 0 0
Leslie M. Brown, Jr. Senior Vice President, Finance and Chief Financial Officer	2004 2003 2002	206,538 189,982 177,692	107,100 161,400 147,000	8,261 7,588 7,085	40,000 0 60,000
Stanley E. Soper Vice President, Legal Affairs	2004 2003 2002	177,115 163,156 153,461	67,500 50,160 40,688	7,084 6,523 6,138	30,000 0 10,000

(a)
Includes amounts earned in a fiscal year but deferred at the named executive officer's election pursuant to Nutraceutical's 401(k) Plan.

(b)
Represents matching contributions made by Nutraceutical under its 401(k) Plan.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table shows information regarding stock options granted by Nutraceutical to named executive officers during fiscal 2004:

						Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term (b)
	Number of Securities Underlying Options Granted
		% of Total Options Granted in Fiscal Year
Name			Exercise or Base Price ($/Share)	Market Price on Date of Grant	Expiration Date (a)
						5%	10%
Frank W. Gay II	60,000	21.6%	$12.32	$12.32	12/17/2013	$464,879	$1,178,094
Bruce R. Hough	—	—	—	—	—	—	—
Jeffrey A. Hinrichs	20,000	7.2%	$12.32	$12.32	12/17/2013	$154,960	$392,698
Gary M. Hume	10,000	3.6%	$12.32	$12.32	12/17/2013	$77,480	$196,349
Leslie M. Brown	40,000	14.4%	$12.32	$12.32	12/17/2013	$309,919	$785,396
Stanley E. Soper	30,000	10.8%	$12.32	$12.32	12/17/2013	$232,439	$589,047

  (a)
  Options may expire earlier pursuant to the terms of the 1998 Stock Incentive Plan in the event of termination, disability or death.

  (b)
  Amounts reflect certain assumed rates of appreciation set forth in the SEC's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of Nutraceutical's stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $20.07 per share at the expiration date. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $31.95 per share at the expiration date.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

        The following table shows information regarding stock option exercises for the named executive officers during fiscal 2004 and the value of each named executive officers' unexercised options at the end of fiscal year 2004:

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(a)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank W. Gay II	188,228	$3,693,086	125,335	66,665	$900,218	$264,982
Bruce R. Hough	24,924	330,191	31,781	1,667	231,289	17,654
Jeffrey A. Hinrichs	45,175	879,898	67.333	21,667	352,459	82,451
Gary M. Hume	20,000	368,328	41,666	8,334	386,549	14,751
Leslie M. Brown, Jr.	55,294	1,043,660	46,667	43,333	170,659	164,891
Stanley E. Soper	13,176	189,148	33,333	26,667	330,146	61,904

(a)
Assumes a fair market value of Nutraceutical's common stock at September 30, 2004 equal to $14.09 per share.

DESCRIPTION OF THE 2005 LONG-TERM EQUITY INCENTIVE PLAN

        The following is only a summary of the 2005 Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

        General.    The 2005 Plan will allow Nutraceutical, under the direction of the Compensation Committee, to promote the long-term growth and profitability of Nutraceutical by providing an additional incentive for certain directors, officers and employees and certain other individuals who perform services for Nutraceutical to further the growth, development and financial success of Nutraceutical and to enable Nutraceutical to obtain and retain the services of employees considered essential to Nutraceutical's long range success by offering them an opportunity to own, and benefit from the ownership of, Nutraceutical stock. The 2005 Plan provides for the grant of incentive stock options, non-qualified stock options and restricted stock.

        Number of Shares.    A total of 700,000 shares of Nutraceutical common stock will be reserved for issuance pursuant to the 2005 Plan, if approved by stockholders. This amount represents 6.1 percent of the shares issued and outstanding as of December 27, 2004. If the 2005 Plan is approved by stockholders, shares currently reserved for issuance under previous plans will no longer be available for issuance. As of December 27, 2004, approximately 238,908 shares were reserved for issuance under previous plans. Since the 2005 Plan has not yet been approved by stockholders, no options or stock awards were outstanding as of September 30, 2004 pursuant to the 2005 Plan. The number of shares of common stock available under the 2005 Plan will be proportionately adjusted in the event of any stock dividend, stock split, combination or exchange of securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends).

        Administration.    The Compensation Committee will administer the 2005 Plan, except that the full Board may, in its discretion, at any time and from time to time, resolve to administer the 2005 Plan. Awards under the 2005 Plan may be intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. The Compensation Committee consists solely of two or more "outside Directors" within the meaning of Section 162(m) of the Code. The Compensation Committee shall have the power (i) to interpret the 2005 Plan, (ii) determine eligibility, amount and nature of awards, and (iii) modify the terms of grants made under the 2005 Plan, and (iv) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the 2005 Plan as it may deem appropriate. The Compensation Committee shall also have authority with respect to all matters relating to the discharge of its responsibilities and the exercise of its authority under the 2005 Plan. Performance-based requirements will be considered in light of the Company's total compensation program and the level of pay-for-performance requirements already incorporated into Nutraceutical's compensation practices.

        Participation.    The Compensation Committee, in its sole discretion, may from time to time grant options or restricted stock awards to any number of officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by Nutraceutical or any subsidiary or to Nutraceutical's directors (including non-employee directors). The Compensation Committee determines at the time of each grant the number of shares subject to such options or restricted stock awards. All of Nutraceutical's U.S. employees are eligible to participate in the 2005 Plan; as of September 30, 2004, approximately 635 employees belonged to classes of employees that are eligible to receive grants under the 2005 Plan.

        Options.    The exercise price of options granted under the 2005 Plan is established by the Compensation Committee, and in the case of incentive stock options, the exercise price must be at least equal to the fair market value of Nutraceutical common stock on the grant date. The Compensation Committee determines other relevant option terms, subject to the terms of the 2005 Plan. No optionee may be granted an option to purchase more than 20 percent of the total number of shares authorized under the 2005 Plan in any one calendar year. After termination of employment, an optionee may exercise a vested option for the period of time stated in the option agreement, subject to extensions or waivers granted by the Compensation Committee. Generally, in the absence of an extension or waiver from the Compensation Committee, if termination is due to:

  •
  death or disability, vesting accelerates and the option will remain exercisable until the earlier of its expiration date or 180 days from the date of such death or disability;

  •
  retirement, vesting ceases and the option will remain exercisable until the earlier of its expiration date or 180 days from the date of retirement;

  •
  involuntary termination other than cause, vesting ceases and the option will remain exercisable until the earlier of its expiration date or 180 days after the last day of employment;

  •
  cause, the option will terminate in its entirety on the date of termination.

        In all other cases, a vested option will generally remain exercisable for 180 days; however, an option may never be exercised later than the expiration of its term. No option shall be exercisable later than ten years after the date of grant.

        Restricted Stock.    The Compensation Committee will determine the terms, conditions, and restrictions on restricted stock, including, without limitation, terms relating to vesting and purchase price, if any.

        Transferability.    Unless the Compensation Committee determines otherwise, no award of incentive stock options or restricted stock during its restricted period may be sold, transferred, pledged, exchanged, or disposed of, except by (a) will or (b) the laws of descent and distribution or (c) by gift to an optionee's family member (which may include certain trusts for the benefit of such family members) or (d) by a qualified domestic relations order as defined by the Code.

        Adjustments.    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of Nutraceutical, the Compensation Committee shall make such adjustment as it deems appropriate in the number and kind of shares or other property available for issuance under the 2005 Plan (including, without limitation, the total number of shares available for issuance under the 2005 Plan), in the number and kind of options, shares or other property covered by grants previously made under the 2005 Plan, and in the exercise price of outstanding options.

        Amendments.    To the extent required by applicable law or regulations, no amendments to the 2005 Plan are effective without prior approval of the stockholders of Nutraceutical.

        Options.    The terms and conditions of each option will be set forth in a separate written grant delivered to the person receiving the option, which will indicate whether the option is a "non-qualified stock option" or an "incentive stock option" or a "restricted stock award."

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes U.S. federal tax treatment of options granted under the 2005 Plan under federal tax laws currently in effect. The rules governing the tax treatment of options are quite technical and the following discussion is necessarily general in nature and does not purport to be complete. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. Optionees are encouraged to seek professional tax advice when exercising awards under the 2005 Plan.

        Non-Qualified Stock Options.    If an optionee is granted options under the 2005 Plan that constitute non-qualified stock options, the optionee will not have taxable income on the grant of the option, nor will Nutraceutical be entitled to any deduction. Generally, on exercise of non-qualified stock options, an optionee will recognize ordinary income, and Nutraceutical will be entitled to a deduction, in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder's basis for the common stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the stock option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

        Incentive Stock Options.    There is no taxable income to an optionee when he is granted an option under the 2005 Plan that constitutes an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Gain realized by the optionee on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to Nutraceutical, unless the optionee disposes of the common stock within (a) two years after the date of grant of the incentive stock option or (b) within one year of the date the common stock was transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option's exercise will be taxed at ordinary income rates, and Nutraceutical will be entitled to a deduction to the extent the optionee must recognize ordinary income. An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. Nutraceutical will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

        Stock Awards.    Restricted stock and restricted stock units are governed by Section 83 of the Code. The taxation of stock awards will depend in part on the type of stock award that is granted. However, if an employee has been granted a restricted stock unit, he will generally not realize taxable income at the time of grant, and Nutraceutical will not be entitled to a deduction at that time. Instead, the employee will generally recognize ordinary income at the time a restricted stock unit becomes vested (that is, when the Compensation Committee approves the release of the restricted stock unit) in an amount equal to the fair market value of the common stock that becomes vested pursuant to such restricted stock unit, and Nutraceutical will be entitled to a corresponding deduction.

        Section 162(m) of the Code.    In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain "performance-based" compensation. Stock options will satisfy the "performance-based" exception if (a) the awards are made by a qualifying compensation committee, (b) the relevant plan sets the maximum number of shares of common stock that can be granted to any person within a specified period and (c) the compensation is based solely on an increase in the common stock price after the grant date. The 2005 Plan has been designed to permit the Compensation Committee to grant stock options which will qualify as "performance-based compensation."

        The foregoing is only a summary of the effect of federal income taxation upon the participant and Nutraceutical with respect to the options granted under the 2005 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant's income or gain may be taxable.

EXISTING STOCK OPTION PLANS

        Although options are still outstanding and additional shares are available for grants under the 1995 Stock Option Plan, the 1998 Stock Incentive Plan and the 1998 Non-Employee Director Stock Option Plan, if the 2005 Plan is approved by the stockholders, no additional awards will be granted under these existing stock plans after the date of such approval.

        1995 Stock Option Plan.    Nutraceutical's 1995 Stock Option Plan authorizes grants of stock options and sales of any class or classes of common stock to current or future employees, directors, consultants or advisors of Nutraceutical or its subsidiaries. The 1995 Stock Option Plan is administered by the Compensation Committee. Under the 1995 Stock Option Plan, Nutraceutical is authorized to grant stock options for up to an aggregate of 225,873 shares of common stock, subject to adjustment to prevent any dilution or expansion of the rights of participants. As of September 30, 2004, non-qualified options to purchase an aggregate of 60,923 shares of common stock were outstanding under the 1995 Stock Option Plan. As of December 27, 2004, 67,011 shares were available for issuance of new awards under the 1995 Stock Option Plan.

        1998 Stock Incentive Plan.    Nutraceutical's 1998 Stock Incentive Plan provides for the issuance of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance grants and other types of awards that the Compensation Committee deems consistent with the purposes of the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan is administered by the Compensation Committee. Certain employees, advisors and consultants of Nutraceutical are eligible to participate in the 1998 Stock Incentive Plan. The Compensation Committee selects the participants and determines the terms and conditions of the awards under the 1998 Stock Incentive Plan.

        Options granted under the 1998 Stock Incentive Plan may be either incentive stock options or non-qualified stock options, as determined by the Compensation Committee. The options may also be subject to time vesting and certain other restrictions at the sole discretion of the Compensation Committee. The Board may generally amend the 1998 Stock Incentive Plan at any time. The 1998 Stock Incentive Plan allows the Board to do this without the approval of Nutraceutical's stockholders, but its right to do this is subject to applicable federal securities and tax law limitations (including regulations of Nasdaq).

        In aggregate, 1,050,000 shares of Nutraceutical common stock were reserved for issuance under the 1998 Stock Incentive Plan. The 1998 Stock Incentive Plan provides that each participant will be limited to receiving awards relating to no more than 100,000 shares of common stock per year. As of September 30, 2004, non-qualified options to purchase an aggregate of 834,356 shares of common stock were outstanding under the 1998 Stock Incentive Plan. As of December 27, 2004, 71,984 shares were available for issuance of new awards under the 1998 Stock Incentive Plan.

        1998 Non-Employee Director Stock Option Plan.    Nutraceutical's 1998 Non-Employee Director Stock Option Plan is intended to encourage stock ownership by certain Nutraceutical Directors, to provide those individuals with an additional incentive to manage Nutraceutical in the stockholders' best interests and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board.

        Under the 1998 Non-Employee Director Stock Option Plan, the Compensation Committee or the full Board may make discretionary grants of options and determine the terms and conditions of such options. The 1998 Non-Employee Director Stock Option Plan provides for the granting of options to non-employee directors, as defined, for up to an aggregate of 150,000 shares of common stock of Nutraceutical, subject to certain adjustments reflecting changes in Nutraceutical's capitalization. As of September 30, 2004, non-qualified options to purchase an aggregate of 40,000 shares of common stock were outstanding under the 1998 Non-Employee Director Stock Option Plan. As of December 27,

2004, 100,000 shares were available for issuance of new awards under the 1998 Non-Employee Director Stock Option Plan.

        Although each member of the Compensation Committee is eligible to participate in the 1998 Non-Employee Director Stock Option Plan, the full Board must approve grants made to a member of the Compensation Committee, with the involved member abstaining from the vote. Nutraceutical is under no obligation to retain as a director any Director to whom it has granted an option.

EMPLOYEE STOCK DISCOUNT PURCHASE PLAN AND 401(K) PLAN

        Employee Stock Discount Purchase Plan.    Nutraceutical's Employee Stock Discount Purchase Plan is intended to give employees a convenient means of purchasing shares of common stock through payroll deductions and quarterly elections, if they wish to do so. The Employee Stock Discount Purchase Plan provides an incentive to participate by permitting purchases at a discounted price. Nutraceutical believes that ownership of stock by employees will foster greater employee interest in the success, growth and development of Nutraceutical.

        Subject to certain restrictions, each of Nutraceutical's employees who is a U.S. resident, or a U.S. citizen temporarily on location at a facility outside of the United States, will be eligible to participate in the Employee Stock Discount Purchase Plan if the employee has been employed by Nutraceutical for more than one year. Nutraceutical has reserved 750,000 shares of common stock for issuance through the Employee Stock Discount Purchase Plan. As of September 30, 2004, 438,418 shares of common stock had been purchased under the Employee Stock Discount Purchase Plan, including 65,678 shares purchased with respect to fiscal 2004.

        Each eligible employee is entitled to purchase a maximum number of shares per quarter equal to 15 percent of gross pay for the immediately prior quarter divided by the purchase price per share. Employees may elect to participate and purchase stock on a quarterly basis. Each participating employee contributes to the Employee Stock Discount Purchase Plan by making a lump sum contribution or by choosing a payroll deduction in any specified amount, with a minimum deduction of $25 per payroll period. A participating employee may increase or decrease the payroll deduction (including a change to a zero deduction) as of the beginning of any calendar quarter and may suspend deductions at any time. Nutraceutical credits elected contributions to participants' accounts at the end of each calendar quarter. In addition, employees may make lump sum contributions during a quarter, which will enable them to purchase the maximum number of shares available for purchase during that quarter.

        Nutraceutical uses each participating employee's contributions to purchase shares for the employee's share account within 30 days after the last day of each calendar quarter. The cost per share will be 90% of the lower of (i) the closing price of Nutraceutical's common stock on Nasdaq on the first trading day of the calendar quarter or (ii) the closing price of Nutraceutical's common stock on Nasdaq on the last trading day of the calendar quarter. The number of shares purchased on each employee's behalf and deposited in the employee's share account will be based on the amount accumulated in the participant's cash account and the purchase price for shares in that calendar quarter. The shares purchased for the employees under the Employee Stock Discount Purchase Plan carry full rights to receive any dividends declared. Pursuant to the Employee Stock Discount Purchase Plan, Nutraceutical will automatically use any dividends attributable to shares in the employee's share account to purchase additional shares for that employee's share account. Nutraceutical will credit share distributions to the employee's share account as of the record date, and will credit share splits as of the effective date. The participating employee will fully own all account shares and may withdraw them for sale (or otherwise) by written request. Subject to applicable federal securities and tax laws, the Board has the right to amend or to terminate the Employee Stock Discount Purchase Plan. Amendments to the Employee Stock Discount Purchase Plan will not affect any participating employee's right to the benefit of the contributions that have been made prior to the date of any such amendment. If the Employee Stock Discount Purchase Plan is terminated, the Compensation Committee will be required to distribute all shares held in each participating employee's share account plus an amount of cash equal to the balance in each participating employee's cash account.

        401(k) Plan.    Nutraceutical has a 401(k) defined contribution profit sharing plan that covers substantially all employees. Under the 401(k) plan, employees may contribute up to 15% of their compensation subject to certain exceptions and limitations. Nutraceutical makes matching contributions of up to 4% of employee salaries to the 401(k) plan based on employee contributions and is also permitted to make discretionary contributions under the 401(k) plan. The amount contributed by Nutraceutical to the 401(k) plan during fiscal 2004 was $632 thousand.

        UNDER THE RULES OF THE SEC, THE COMPENSATION AND AUDIT COMMITTEE REPORTS THAT FOLLOW ARE NOT DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT BY REFERENCE INTO ANY FILINGS WITH THE SEC.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee was established by the Board in February 1998 in connection with Nutraceutical's initial public offering. The Compensation Committee is currently comprised of Messrs. Benson and Young.

        The Compensation Committee makes decisions regarding salaries, incentive compensation, stock option grants and other matters involving executive officers and certain key Nutraceutical employees, including benefit plans applicable to these individuals, to ensure that the compensation arrangements meet corporate objectives. In addition, the Compensation Committee reviews and approves grants of stock options and other stock rights under Nutraceutical's stock plans. In carrying out its responsibilities, the Compensation Committee intends to adhere to a compensation philosophy that (i) attracts and retains qualified executives who will add to the long-term success of Nutraceutical, (ii) contributes to the achievement of operational and strategic objectives and (iii) is commensurate with each executive's performance, level of responsibility and overall contribution to the success of Nutraceutical. In making recommendations or decisions concerning adjustments to compensation levels, the Compensation Committee considers the financial condition and operational performance of Nutraceutical during the prior year. The Compensation Committee expects Nutraceutical's executive compensation program to consist of three principal components: (i) base salary, (ii) annual bonus and (iii) long-term equity incentives. The Committee has set forth below a discussion as to how such compensation was determined.

        Base Salary.    In fiscal 2004, the base salary for each executive officer of Nutraceutical was determined based on the expected level of responsibility of the executive officer and competitive market conditions.

        Annual Bonus.    Each executive officer of Nutraceutical is eligible to earn a cash bonus based upon individual performance during the fiscal year and Nutraceutical's performance generally.

        Long-Term Equity Incentives.    Prior to the completion of Nutraceutical's initial public offering, Nutraceutical adopted the 1998 Stock Incentive Plan. Under the 1998 Stock Incentive Plan, the Compensation Committee was granted broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of Nutraceutical. Since the ultimate value of stock options bears a direct relationship to market price of the common stock, the Compensation Committee believes that awards under the 1998 Stock Incentive Plan are an effective incentive for Nutraceutical's management to create value for Nutraceutical's stockholders. The Compensation Committee and the Board are proposing to the stockholders that the 2005 Plan be approved by the stockholders. If this occurs, no further grants will be made under the 1998 Stock Incentive Plan, the 1998 Non-Employee Director Stock Incentive Plan or the 1995 Stock Option Plan. The Compensation Committee believes that the 2005 Plan accomplishes the same objectives as these previous plans.

GREGORY M. BENSON
J. STEVEN YOUNG

AUDIT COMMITTEE REPORT

        The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of Nutraceutical's financial reporting process. The Audit Committee's responsibilities are more fully described in its written charter, which is attached as Appendix A.

        The Audit Committee reviews with Nutraceutical's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the audit report on Nutraceutical's consolidated financial statements following completion of the audit and Nutraceutical's policies and procedures with respect to internal accounting, financial controls, and internal control. The Audit Committee is currently comprised of Messrs. Burke, Esplin and Stice. The Audit Committee held five meetings during fiscal 2004.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of Nutraceutical for fiscal 2004 with management and has discussed with Nutraceutical's independent auditors, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under Statement on Auditing Standards No. 61, Communication with Audit Committee, or the Codification of Statements on Auditing Standards, AU Section 380, as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers regarding their independence as auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed with PricewaterhouseCoopers the status of their independence. Based upon this review of the above-mentioned issues, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Nutraceutical for fiscal 2004 be included in Nutraceutical's Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the Securities and Exchange Commission.

MICHAEL D. BURKE
J. KIMO ESPLIN
JAMES D. STICE

FEES PAID TO PRICEWATERHOUSECOOPERS

        PricewaterhouseCoopers is a registered public accounting firm and serves as Nutraceutical's independent auditors. In addition to retaining PricewaterhouseCoopers to audit Nutraceutical's financial statements, Nutraceutical engages the firm from time to time to perform other services. The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Nutraceutical's annual financial statements for the years ended September 30, 2004 and 2003, and fees billed for other services rendered by PricewaterhouseCoopers during those periods.

	Year Ended September 30,
	2003	2004
Audit Fees (1)	$127,850	$132,600
Audit-Related Fees (2)	19,970	—
Tax Fees (3)	155,683	148,027

Total	$303,503	$280,627

(1)
Consists of fees billed for professional services rendered in connection with the audit of the annual financial statements and for the review of the quarterly financial statements.

(2)
Consists of fees billed for professional services rendered in connection with assurance and other activities not explicitly related to the audit of Nutraceutical's financial statements, including due diligence on completed acquisitions and accounting consultations.

(3)
Consists of fees billed for tax compliance, tax advice and tax planning.

        The Audit Committee has adopted a policy requiring pre-approval by the committee of all services (audit and permissible non-audit) to be provided to Nutraceutical by its independent auditors. In accordance with that policy, the Audit Committee has given its approval for the provision of audit services by PricewaterhouseCoopers for fiscal 2005 following approval of the independent auditor's audit plan. The Audit Committee has also given its approval for up to a year in advance for the provision by PricewaterhouseCoopers of particular categories or types of audit-related, tax and permitted non-audit services, in each case subject to a specific budget. In cases where the Audit Committee's pre-approval is not covered by one of those approvals, the Audit Committee's financial expert has the delegated authority to pre-approve the provision of services, and such pre-approvals are then communicated to the full Audit Committee.

PERFORMANCE GRAPH

        The following graph shows the cumulative total stockholder return on Nutraceutical common stock for the five fiscal years ended September 30, 2004. The graph assumes that the value of the investment in Nutraceutical's common stock and each index was $100.00 on September 30, 1999.

Comparison of the Cumulative Total Return Among Nutraceutical International Corporation, the Adams, Harkness & Hill Healthy Living Index and the Nasdaq Stock Market (U.S.) Index

		INDEXED RETURNS Years Ending
Company Name / Index	Base Period 9/99
		9/00	9/01	9/02	9/03	9/04
Nutraceutical International Corporation	100	69	87	208	268	364
Adams, Harkness & Hill Healthy Living Index	100	90	93	108	154	212
Nasdaq Stock Market (U.S.) Index	100	133	54	43	65	69

(1)
The closing sale price of the common stock on September 30, 2004 was $14.09 per share, as reported by Nasdaq.

SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

        Nutraceutical's bylaws provide the mechanism for a stockholder to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders. Any stockholder interested in making such a nomination or proposal should request a copy of the relevant provisions of Nutraceutical's bylaws from the corporate secretary of Nutraceutical.

        If a stockholder wishes to bring business before the next annual meeting (other than a nomination for election of a director), and wishes that proposal to be eligible for inclusion in Nutraceutical's Proxy Statement and proxy card relating to Nutraceutical's 2006 Annual Meeting of Stockholders, the proposal must be received by Nutraceutical on or before the close of business on November 30, 2005. Nominations for director must meet the deadlines described in Section 5 of the bylaws. The submission should include the proposal and a brief statement of the reasons for it, the name and address of the stockholder (as they appear in Nutraceutical's stock transfer records), the number of shares of Nutraceutical common stock beneficially owned by the stockholder and a description of any material direct or indirect financial or other interest that the stockholder (or any affiliate or associate) may have in the proposal. Any proposal or business submitted by a stockholder must comply with Nutraceutical's bylaws and with applicable law. Merely submitting a proposal by the deadline does not guarantee that the proposal or business will be brought before the next annual meeting. Stockholders wishing to bring a proposal or business before the next annual meeting are urged to review relevant provisions of the bylaws and of applicable law. Proposals should be addressed to: Corporate Secretary, c/o Legal Department, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060.

Annual Report on Form 10-K

        A copy of Nutraceutical's Annual Report on Form 10-K for the year ended September 30, 2004 has been mailed to all stockholders together with this proxy statement. Additional copies of the Annual Report on Form 10-K are available, upon written request to: Investor Relations, Nutraceutical International Corporation, 1400 Kearns Boulevard, 2nd Floor, Park City, Utah 84060. The Annual Report is not to be regarded as proxy soliciting material.

Appendix A

NUTRACEUTICAL INTERNATIONAL COMPANY
AUDIT COMMITTEE CHARTER
As updated by the Board of Directors on October 12th, 2004

ROLE

        The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company, as well as undertaking other duties as directed by the Board. The Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company's financial statements, the qualifications of the public accounting firm engaged as the Company's independent auditor to prepare or issue an audit report on the financial statements of the Company, and the performance of the Company's independent auditor. The Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor, which reports to the Committee.

RESPONSIBILITIES

        The Committee's responsibilities will include the following specific matters:

  •
  Accounting and Financial Reporting and Disclosure: development and oversight of programs for compliance with applicable accounting and financial reporting and disclosure requirements, including critical accounting policies and changes (including changes to GAAP policies or standards), alternative financial arrangements or treatments of financial information, legal and regulatory matters that may impact financial statements, preparation and dissemination of annual and quarterly financial statements, annual and quarterly reports, certifications, financial press releases or guidance, registration statements, and material amendments to any of them, as filed or to be filed with the SEC, and recommendations to the Board regarding the Board's approval or execution of them;

  •
  Independent Auditor: appointment, compensation, retention and oversight of the work of the Company's independent auditor for the purpose of preparing or issuing audit reports or performing other audit, review or attest services for the Company; review of the results of these audits, including the plan, procedures and fees, pre-approval of non-audit professional services provided by the Company's independent auditor and related fees (subject to de minimus exceptions permitted by applicable rules); and resolution of disagreements between management and the auditor regarding financial reporting;

  •
  Annual Independent Auditor Statement: review of the annual written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and review and approval of any disclosed relationships or services that may impact the objectivity and independence of such auditor, including appropriate dialogue with such auditor with respect to the foregoing and for taking, or recommending that the full Board take, appropriate action to oversee the independence of such auditor;

  •
  Internal Controls: review of the Company's processes to maintain an effective system of internal controls, including: review of computerized information system controls and security; review of Company's annual assessment and independent auditor attestation and report about such assessment, as well as any related significant findings and recommendations;

  •
  Complaints and Investigations: receipt, retention, handling and investigation of complaints related to accounting, internal accounting controls or auditing matters, including the establishment of a confidential, anonymous system for employees to report complaints regarding any of the foregoing;

  •
  Stockholder Proposals: recommendation to the Board regarding any proposal received from any stockholder concerning any of the foregoing matters which the stockholder proposes to present for action by the Company's stockholders;

  •
  Annual Reassessment: annual reassessment of the adequacy of the Committee Charter on an annual basis; and

  •
  Additional: such other duties and responsibilities as may be assigned to the Committee by the Board.

MEMBERSHIP

        The Committee is comprised of at least three members of the Board, all of whom must meet independence requirements established by the Board and by applicable laws, rules and regulations, except that the Board may elect to include one non-independent director pursuant to applicable regulations. The Committee is chaired by an independent director appointed by the Board, who chairs all regular sessions and sets or approves the agenda for each session. All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. At least one member of the Committee will be an "Audit Committee Financial Expert" as defined by applicable laws and regulations. All members of the Committee are appointed and removed by the Board, and may be removed at any time with or without cause. No member of the Committee may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the previous three years (except through service on the Committee).

MEETINGS

        The Committee meets on a regular basis, normally before or after regularly scheduled quarterly and annual meetings of the Board, and otherwise as appropriate. The Committee also meets periodically with the Company's independent auditor. The Committee regularly provides the Board with updates of its meetings, actions and decisions. The Chairman of the Board or any member of the Committee may call a meeting of the Committee in accordance with the bylaws of the Company. Any independent member of the Board may attend any Committee meeting. Meetings may be held telephonically or in person and, except as described in this Charter, are governed by the same rules that apply to regular meetings of the Board, including those pertaining to actions in lieu of meetings, quorum requirements and similar matters. The Committee is authorized and empowered to adopt additional rules and procedures consistent with the Articles of Incorporation and Bylaws of the Company as well as applicable Delaware law.

ACCESS

        The Committee will have and maintain full and open communication with the independent auditor, management, and accounting personnel, as well as access to all Company books, records and facilities. Access may be through regularly scheduled sessions, private executive sessions or direct communication by Committee members.

AUTHORITY

        The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has authority to retain and terminate the independent auditor, and may engage outside counsel or other consultants necessary to discharge its duties and responsibilities. The

Committee will be provided with funding by the Company for the payment of appropriate fees to these parties. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. Communications between the Committee and legal counsel in the course of obtaining legal advice are privileged Company communications, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

        The Committee does not provide any guarantee as to the Company's financial statements or other public disclosure or any professional certification as to the work of the independent auditor. The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that financial statements are complete and accurate and in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company's standards of business conduct, codes of ethics, internal policies, procedures and controls.

Appendix B

NUTRACEUTICAL INTERNATIONAL CORPORATION
2005 LONG-TERM EQUITY INCENTIVE PLAN

1.     Purpose.

        This plan shall be known as the Nutraceutical International Corporation 2005 Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Nutraceutical International Corporation (the "Company") and its Subsidiaries by (i) providing certain directors, officers and employees of Company, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, or any combination of the foregoing, may be made under the Plan.

2.     Definitions.

        (a)   "Board of Directors" and "Board" mean the board of directors of the Company.

        (b)   "Cause" means the occurrence of one or more of the following events:

          (i)    Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii)   Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii)  Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or

          (iv)  Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

        (c)   "Change in Control" means the occurrence of one of the following events:

          (i)    if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii)  consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company's assets.

        (d)   "Code" means the Internal Revenue Code of 1986, as amended.

        (e)   "Committee" means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

        (f)    "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

        (g)   "Competition" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

        (h)   "Disability" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

        (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)    "Family Member" has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

        (k)   "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

        (l)    "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

        (m)  "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

        (n)   "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.

        (o)   "Other Company Securities" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

        (p)   "Retirement" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

        (q)   "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.     Administration.

        The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

        The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4.     Shares Available for the Plan.

        Subject to adjustments as provided in Section 15, an aggregate of 700,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. Notwithstanding the foregoing, the maximum aggregate number of shares that may be issued pursuant to Incentive Stock Options under the Plan shall not exceed 350,000. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

        Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 14 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.     Participation.

        Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the

Plan or in any grant thereunder shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

        Incentive Stock Options or Non-qualified Stock Options, or restricted stock awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.     Incentive and Non-qualified Options.

        The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options to purchase a number of shares of Common Stock in excess of 20% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

        It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

        (a)   Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

        (b)   Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, or (iv) by any combination of the foregoing.

        In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

        (c)   Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

        (d)   Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

        (e)   Termination; Forfeiture.

          (i)    Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant's options shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability, or such longer period as may be approved by the Committee, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as

  Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          (ii)   Retirement. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of Retirement, or such longer period as may be approved by the Committee, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          (iii)  Discharge for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant's options shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

          (iv)  Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant's options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of such cessation, or such longer period as may be approved by the Committee, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 180-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

          (v)   Change in Control. If there is a Change in Control of the Company all of the participant's options shall become fully vested and exercisable upon such Change in Control and shall remain so until the expiration date of the options.

7.     Restricted Stock.

        The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 7), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

        The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

        Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

8.     Withholding Taxes.

        (a)   Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 8(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

        (b)   Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 8(a) or this Section 8(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

9.     Notice of Grant; Vesting.

        Each employee to whom a grant is made under the Plan shall receive written notice from the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6 and 7 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

10.   Transferability.

        Unless the Committee determines otherwise, no option, or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant's Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option or restricted stock granted under the Plan and transferred as permitted by this Section 10, and any transferee of any such option or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

11.   Listing, Registration and Qualification.

        If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

12.   Transfer of Employee.

        The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

13.   Adjustments.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

        Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

14.   Amendment and Termination of the Plan.

        The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

15.   Amendment or Substitution of Awards under the Plan.

        The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares)(but only to the extent permitted by regulations issued under Section 409 A(a)(3) of the Code); provided that, except as otherwise provided in Section 13, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such action (a) would not constitute a distribution of deferred compensation for purposes of Section 409 A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409 A(a)(3) of the Code.

16.   Commencement Date; Termination Date.

        The date of commencement of the Plan shall be February 14, 2005, subject to approval by the shareholders of the Company.

        Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on February 13, 2015. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

17.   Severability.

        Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

18.   Governing Law.

        The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

Appendix C

PROXY            NUTRACEUTICAL INTERNATIONAL CORPORATION            PROXY

Proxy for the Annual Meeting of Stockholders to be held on February 14, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NUTRACEUTICAL INTERNATIONAL CORPORATION

        The undersigned, revoking all prior proxies, hereby appoint(s) Jeffrey A. Hinrichs and Leslie M. Brown, Jr., and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Nutraceutical International Corporation that the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders to be held at the Grand Summit Resort located at 4000 The Canyons Resort Drive, Park City, Utah 84098 on Monday, February 14, 2005 at 10:00 a.m., local time, and at any adjournment thereof.

☒    Please mark your vote as in this example.

1.	To elect two Class I Directors:	FOR	WITHHOLD AUTHORITY	ABSTAIN
	Jeffrey A. Hinrichs (Class I)	☐	☐	☐
	J. Kimo Esplin (Class I)	☐	☐	☐
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending September 30, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To approve the Nutraceutical International Corporation 2005 Long-Term Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment of the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR Proposals 1, 2 and 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless prior to the commencement of the meeting the undersigned shall have revoked this proxy in writing and delivered such revocation to the Inspector of Election.
SIGNATURE		DATE	, 2005
SIGNATURE	IF HELD JOINTLY	DATE	, 2005
NOTE:
Please sign exactly as name appears on this card. When shares are held by joint owners, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or a partnership, please sign by authorized person.